Exhibit 1.1

QC HOLDINGS, INC.

[                            ] Shares1

Common Stock

($0.01 par value per share)

Form of Underwriting Agreement

[                            ], 2004

Ferris, Baker Watts, Incorporated

JMP Securities LLC

As Representatives of the several Underwriters,

c/o Ferris, Baker Watts, Incorporated

100 Light Street, 8th Floor

Baltimore, Maryland 21202

Ladies and Gentlemen:

Pursuant to this Underwriting Agreement (this “Agreement”), QC Holdings, Inc., a corporation organized under the laws of Kansas (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [            ] shares of Common Stock, $0.01 par value (“Common Stock”) of the Company (collectively, said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). Certain stockholders of the Company named in Schedule II hereto (each, a “Selling Stockholder” and, together the “Selling Stockholders”) also propose to grant to the Underwriters an option to purchase up to [            ] additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain capitalized terms used herein are defined in Section 19 hereof.

Subsequent to the date hereof and prior to the Closing Date, the Company will file amended and restated articles of incorporation of the Company with the [Secretary of State] of the State of Kansas (the “Charter Amendment”) which, among other things, (i) cause the Company to have authorized capital stock comprised solely of [            ] shares of Common Stock, par value $0.01 per share and (ii) effect a [            ] for [            ] stock split of the Company’s Common Stock.

1 Plus an option to purchase up to [                            ] additional Securities from the Selling Stockholders to cover over-allotments.

1. Representations and Warranties.

(a) The Company represents and warrants to each Underwriter as set forth below in this Section 1(a).

(i) Registration Statement. The Company has prepared and filed with the Commission a registration statement on Form S-1 (File No. 333-115297) which contains a form of prospectus to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act, including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 424 or Rule 434 under the Securities Act, is referred to herein as the “Registration Statement.” The term “Registration Statement” shall also include any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act and any post-effective amendment to the Registration Statement. All amendments to the Registration Statement filed by the Company with the Commission have previously been furnished to you. The Registration Statement shall, except to the extent the Representatives shall agree in writing to a modification, be in all respects the form furnished to you prior to the Execution Time. To the extent the Registration Statement is not complete at the Execution Time, it shall contain only such specific additional information and changes (beyond that contained in the latest preliminary prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, and no order is in effect that would prevent or suspend the use of any Prospectus, preliminary prospectus, Registration Statement, or amendment or supplement thereto, and no proceedings for such purpose have been instituted or are pending or, to the best of the Company’s knowledge, are contemplated or threatened by the Commission.

The Company has delivered to the Representatives a complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof and has delivered to the Representatives conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested. Each preliminary prospectus used by the Underwriters pursuant to Rule 430A and the Prospectus, when filed, complied in all material respects with the Securities Act and, as filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act) was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.

(ii) Contents of Registration Statement and Securities Act Compliance. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No preliminary prospectus of the Company contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended and supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Representatives expressly for use therein.

(iii) Due Incorporation. Each of the Company and the Subsidiaries has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or entity and is in good standing under the laws of each jurisdiction which requires such qualification.

(iv) Subsidiaries. As of the Closing Date, the Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, mortgage, pledge, claims, liens, restrictions or encumbrances. None of the outstanding shares of capital stock or other equity interests of any of the Subsidiaries were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of any such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

(v) Authorized Stock. The Company’s authorized equity capitalization is as set forth in the Prospectus. The capital stock of the Company conforms to the description thereof contained in the Prospectus. The issued and outstanding shares of Common Stock are as set forth in the Prospectus. All of the issued and outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. The Securities being sold hereunder by the Company have been duly and validly authorized for issuance, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable. The certificates for the Securities are in valid and sufficient form. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities and the Securities, when issued and delivered by the Company or delivered by the Selling Stockholders will not have been issued in violation of any preemptive rights, rights of first refusal, tag-along or drag-along rights or other rights of security holders or other persons to acquire or sell securities of the Company. Except as set forth in the Prospectus, no securities, equity interests, options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company have been authorized, issued or are outstanding. Good and marketable title to the Securities will pass to the Underwriters on the Closing Date free and clear of any lien, encumbrance, equity, security interest, claim or other restriction whatsoever. The description of the Company’s stock option, stock bonus and other stock plans or arrangements and of the options or other rights granted thereunder set forth in the Prospectus fairly and accurately presents the information with respect to such plans, arrangements, options and rights. Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus.

(vi) Exchange Act Registration and Nasdaq National Market Listing. The Securities being sold hereunder by the Company and the Selling Stockholders are registered pursuant to Section 12(g) of the Exchange Act and have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the Nasdaq National Market and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

(vii) Contracts; Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The franchises, contracts and other documents so described in or filed with the Registration Statement or Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against and, to the Company’s knowledge by, the Company in accordance with their respective terms. To the Company’s knowledge, no other party is in breach of or default under any of such franchises, contracts or other documents.

(viii) Fair Summaries. The statements in the Prospectus under the headings “Business—Regulations,” “Description of Capital Stock,” “Certain Relationships and Related Party Transactions,” “Shares Eligible for Future Sale,” and “Underwriting,” in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(ix) Due Authorization. The Company has the necessary corporate power to enter into this Agreement and to perform its obligations and consummate the transactions contemplated herein. The Company has the necessary corporate power to issue, sell and deliver the

Securities as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the indemnification provisions set forth in Section 8 of this Agreement may be limited by applicable law, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally.

(x) Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(xi) No Consent. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(xii) No Conflict. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of the transactions or fulfillment of the terms contemplated hereby and by the Prospectus, including the issue and sale of the Securities, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or, if applicable, require the consent of any other party to, (i) the charter and bylaws, operating agreement or other organizational documents, each as amended to date, of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note, loan or credit agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, (iii) the terms of any arrangement or agreement not evidenced by a written document to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iv) any statute, law, ordinance, rule, regulation, judgment or order applicable to the Company or any Subsidiary or any decree of a court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

(xiii) No Violation or Default. Neither the Company nor any Subsidiary is in violation or default (or, with the giving of notice or lapse of time or both, would be in default) of (i) any provision of its charter or bylaws, operating agreement or other organizational documents, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note, loan or credit agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, (iii) the terms of any arrangement or agreement not evidenced by a written document to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iv) any statute, law, ordinance, rule, regulation, judgment or order applicable to the Company or any Subsidiary or any decree of a court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

(xiv) No Registration Rights. Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) or for such rights as have been duly satisfied or waived, no holders of equity or debt securities of the Company have rights to the registration for sale or resale of such securities under the Registration Statement.

(xv) Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the dates and for the periods indicated, comply with the applicable accounting requirements of the Securities Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data set forth under the captions “Summary—Summary Financial Data,” “Capitalization” and “Selected Financial Data” in the Prospectus and the Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein on a basis consistent with that of the consolidated financial statements contained in the Prospectus and the Registration Statement when read in conjunction with the textual information included in those sections. The data in the Prospectus and the Registration Statement under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are accurately computed, fairly present the information shown therein and have been determined on a basis consistent with the consolidated financial statements included in the Prospectus and the Registration Statement. No other financial statements or supporting schedules are required to be included in the Prospectus or Registration Statement.

(xvi) No Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of the Subsidiaries or (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of the Subsidiaries; and, in furtherance and not in limitation of the foregoing, no such action, suit or proceeding (x) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (y) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

(xvii) Property. Each of the Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted or as proposed to be conducted as described in the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all of the properties they currently own and valid leasehold interests in all properties they currently lease, in each case free and clear of all security interests, mortgages, pledges, liens, claims, restrictions or encumbrances of any kind, except such as (i) are described in the Prospectus or (ii) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property. All security interests, mortgages, pledges, liens, claims, restrictions and encumbrances of any kind on or affecting the properties or the other assets of the Company and the Subsidiaries that are required to be disclosed in the Prospectus are disclosed therein. There is no violation by the Company of any municipal, state or federal law, rule or regulation (including, but not limited to, those pertaining to environmental matters) concerning the properties or any part thereof which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole. Each of the properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure would not, individually or together with all such other failures, result in a forfeiture or reversion or reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries has received any notice from any governmental or regulatory authority or agency of any condemnation of or zoning change affecting the properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened. No lessee of any portion of any of the properties leased to third parties by the Company is in default under any of the leases governing such properties and there is no event which, but for the passage of time or giving of notice or both, would constitute a default under any of such leases.

(xviii) Accounting Controls. Grant Thornton, L.L.P., who has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered its report with respect to the audited consolidated financial statements, related notes and schedules thereto included in the Prospectus, are independent public accountants of the Company and each of its Subsidiaries within the meaning of and as required by the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

(xix) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Underwritten Securities.

(xx) Tax Returns. The Company and each of the Subsidiaries have timely filed all foreign, federal, state and local tax returns and any franchise tax returns that are required to be filed or have properly requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and as disclosed in the Prospectus or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole. The Company has made adequate charges, accruals and reserves in the applicable consolidated financial statements referred to in Section 1(a)(xv) above in respect of all foreign, federal, state and local tax returns and any franchise tax return for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(xxi) No Labor Disputes. No labor problem or dispute with the employees of the Company or any of the Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

(xxii) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, floods and, with respect to the real property owned by the Company and the Subsidiaries, defects in title. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

(xxiii) Dividends. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company. The Company is not prohibited, directly or indirectly, from paying any dividends to its stockholders.

(xxiv) Permits; Licenses. The Company and the Subsidiaries possess valid and current licenses, registrations, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities as necessary to conduct their respective businesses and are and their operations have been conducted at all times in compliance with foreign, federal, state or local laws, rules and regulations as required by such laws for each activity and in each jurisdiction where the Company and the Subsidiaries are doing business, including but not limited to licensing and/or registration as a (i) federal money services business with the U.S. Department of the Treasury pursuant to 31 CFR Part 103; (ii) small loan licensee or similar licensee where required; (iii) money transmitter or similar licensee where required; (iv) check casher or similar licensee where required; (v) payday lender or similar licensee where required; (vi) title loan lender or similar licensee where required; and (vii) seller of money orders or similar licensee where required (collectively, the “Licensing Requirements”). Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization. Further, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the removal, revocation, suspension or other termination of the authority to operate under the Licensing Requirements is pending or, to the Company’s knowledge, threatened.

(xxv) Internal Controls. The Company and each of the Subsidiaries has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and each Subsidiary. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Company’s knowledge, neither the Company nor any of the Subsidiaries, nor any employee or agent thereof, has made any payment of funds of the Company or any Subsidiary, as the case may be, or received or retained any funds, and no funds of the Company or any Subsidiary, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(xxvi) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxvii) Environmental Compliance. The Company and the Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxviii) Environmental Costs. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

(xxix) ERISA Compliance. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of the Subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified. Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA. Neither the Company nor any of the Subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)). Each pension plan and welfare plan established or maintained by the Company and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, and neither the Company nor any of the Subsidiaries has incurred or could reasonably be expected to incur excise tax obligations under sections 4971 through 4980G of the Internal Revenue Code of 1986, as amended, any penalties under section 502(c) or (l) of ERISA, any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(xxx) Sarbanes-Oxley Act Compliance. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with, and on the Effective Date the Company will be in compliance with, the provisions of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans.

(xxxi) No Unlawful Contributions. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii) Anti-Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.S.A. P.A.T.R.I.O.T. Act, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xxxiii) OFAC Compliance. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv) Escheat Laws. The Company and the Subsidiaries have established and are currently maintaining a program of identifying and timely reporting and turning over to the appropriate state or states any funds representing unclaimed property under applicable state law.

(xxxv) Privacy. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with (i) the privacy and security requirements of the Gramm-Leach-Bliley Act, P.L. 106-102, 15 USC Section 6801, et seq. and the applicable implementing regulations of the Federal Trade Commission found at 16 CFR Part 314, and (ii) such state or local privacy laws, rules and regulations as are applicable to the operations of the Company and the Subsidiaries (collectively, the “Privacy Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Privacy Laws is pending or, to the Company’s knowledge, threatened.

(xxxvi) Consumer Protection Law Compliance. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with state and federal consumer credit laws, rules, regulations and applicable case law including but not limited to (i) the Federal Truth-in-Lending Act, 15 USC Section 1601, et seq. and the applicable implementing regulations of the Federal Reserve Board found at 12 CFR Part 226; (ii) the Federal Equal Credit Opportunity Act, 15 USC Section 1691, et seq. and the applicable implementing regulations of the Federal Reserve Board found at 12 CFR Part 202; (iii) the Federal Fair Credit Reporting Act, 15 USC Section 1581, et seq.; (iv) the Federal Fair Debt Collection Practices Act, 15 USC Section 1692; (v) the Federal Trade Commission’s Fair Credit Practices rule, 12 CFR Part 444; and (vi) such state or local consumer protection laws, rules and regulations as are applicable to the operations of the Company and the Subsidiaries (collectively, the “Consumer Protection Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Consumer Protection Laws is pending or, to the Company’s knowledge, threatened.

(xxxvii) Intellectual Property. The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their businesses as now conducted or as proposed to be conducted, and the expected expiration of any of such Intellectual Property would not, individually or in the aggregate, cause a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. (a) To the Company’s knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or a Subsidiary’s (as the case may be) rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary (as the case may be) infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(xxxviii) Lending Relationships. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxix) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Prospectus which have not been described as required, and there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors (or individuals holding equivalent positions in entities without such titles) of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(xl) No Broker Fees. Neither the Company nor any Subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(xli) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the company and its Subsidiaries, taken as a whole; (ii) the Company and the Subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; (iii) no federal or state government has taken, threatened to take, or otherwise indicated intent to commence any action against or investigation of the Company for alleged violations of laws or guidelines governing any aspect of the Company’s business; (iv) there has been no material casualty loss or condemnation or other material adverse event with respect to any of the real properties or interests in real properties owned by the Company and the Subsidiaries or the real properties described as being under contract in the Prospectus; (v) there has been no change in the capital stock, long-term debt or short-term borrowings of the Company and the Subsidiaries on a consolidated basis, other than as a result of scheduled payments and amortization of such obligations and repayments of debt from proceeds of the sale of the Underwritten Securities; and (vi) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends or distributions paid to the Company or the Subsidiaries, any of the Subsidiaries on any class of capital stock or other equity interests or repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock or other equity interests.

(xlii) No Unauthorized Distribution of Materials. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any written offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus or the Registration Statement.

(xliii) Lock Up Agreements. The Company has obtained, for the benefit of the Underwriters, from each officer and director of the Company and each holder of the Common Stock or options, warrants or other securities convertible into or exchangeable for Common Stock, a written agreement in substantially the form attached hereto as Exhibit A.

(xliv) No Unlawful Payments. The Company has not offered, or caused any Underwriter to offer, Securities to any person pursuant to the Directed Securities Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company.

(xlv) Charter Amendment. The Charter Amendment (i) has been duly authorized and approved by all necessary corporate, board and stockholder action, (ii) will be filed with and accepted for recording by the [Secretary of State] of the State of Kansas on or before the Closing Date, (iii) requires no governmental or third party consent or approval prior to its becoming effective other than acceptance for recording by the [Secretary of State] of the State of Kansas of the Charter Amendment, and (iv) will be in full force and effect before the closing on the Closing Date. The filing and effectiveness of the Charter Amendment will not (x) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any indenture, contract, lease, mortgage, deed of trust, note, loan or credit agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, other than such conflicts, breaches, violations or defaults that, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, (y) result in any violation of the provisions of the articles of incorporation or other organizational documents of the Company or any of its Subsidiaries, or (z) result in any violation of the provisions of any statute or any order, rule or regulation of any court or other governmental or regulatory authority or agency having jurisdiction over the Company or any of its Subsidiaries or their properties other than violations which would not and could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole. Immediately subsequent to the filing of the Charter Amendment, the Company will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Kansas.

(b) Each of the Selling Stockholders hereby, severally and not jointly, represents and warrants to each Underwriter that, in the event that such Selling Stockholder sells Securities pursuant to the Underwriters’ exercise of the over-allotment option:

(i) Due Authorization. This Agreement has been duly authorized (if Selling Stockholder is an entity), executed and delivered by the Selling Stockholder and constitutes the valid and binding agreement of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms. The Selling Stockholder has the individual or corporate power, as the case may be, to enter into this Agreement and to perform his, her or its obligations and consummate the transactions contemplated herein, including, without limitation, the power to sell, transfer and deliver his, her or its portion of the Option Securities as provided herein.

(ii) Title to and Delivery of Securities. Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities, security interests, claims or other restrictions whatsoever and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it purchases from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the Maryland Uniform Commercial Code (“UCC”)), each Underwriter that purchases such Securities delivered on the Closing Date or applicable Option Closing Date (as the case may be) to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein and that has such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter and shall be a “protected purchaser” of such Option Securities (within the meaning of Section 8-303 of the UCC) and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such Securities. The Selling Stockholder’s Securities, when delivered to the Underwriters by the Selling Stockholder pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will not have been issued or transferred in violation of any preemptive rights, rights of first refusal, tag-along or drag-along rights or similar rights of third parties and will conform in all material respects to all statements relating thereto in the Registration Statement and the Prospectus. Good and marketable title to such Securities will pass to the Underwriters on the Closing Date free and clear of all liens, encumbrances, equities, security interests, claims or other restriction whatsoever.

(iii) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iv) Selling Stockholder Documents. Certificates in negotiable form for such Selling Stockholder’s Option Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement in form and substance reasonably acceptable to the Representatives and the transfer agent (the “Custody Agreement”) and Power of Attorney in form and substance reasonably acceptable to the Representatives and the transfer agent (the “Power of Attorney”) duly authorized (if applicable) executed and delivered by such Selling Stockholder, in the form heretofore furnished to you with [                    ] [name], the [                    ] [title], as Custodian (the “Custodian”). The Securities represented by the certificates so held in custody for the Selling Stockholder are subject only to the interests hereunder of the Underwriters. The arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, and if any such death, incapacity or any other such event shall occur before the delivery of such Option Securities hereunder, certificates for the Option Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(v) No Consents. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained.

(vi) No Conflict. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene, conflict with, result in a breach or violation of, or constitute a default under any provision of applicable law, or the charter or bylaws or other organizational documents of such Selling Stockholder (if such Selling Stockholder is not an individual), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any such court, regulatory body, administrative agency, governmental body or arbitrator is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney of such Selling Stockholder, except such as may be required by the Securities Act, the NASD or the securities or blue sky laws of the various states in connection with the offer and sale of the Option Securities.

(vii) Accuracy of Company Representations; Prospectus Disclosure. Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1(a) hereof are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or the Subsidiaries. The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the

Company or any of the Subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(viii) Disclosure by Selling Stockholder in Registration Statement. In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under Section (1)(a)(ii) hereof.

(ix) No Broker Fees. The Selling Stockholder has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(x) No Unauthorized Distribution of Materials. The Selling Stockholder has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any written offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus or the Registration Statement.

(xi) No Registration Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

(c) Any certificate signed by any officer of the Company or the Selling Stockholders or by a Selling Stockholder individually, as applicable, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Selling Stockholder(s), as applicable, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price per share of [$            ] the number of the Underwritten Securities set forth opposite each such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations, warranties and agreements herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to [            ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.

Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company and the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date as reasonably determined by you. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c) It is understood that approximately [                 (                )] of the Underwritten Securities (“Directed Securities”) initially will be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company (“Directed Securities Participants”) upon the term and conditions set forth in the Prospectus and in accordance with the rules and regulations of the NASD (the “Directed Securities Program”). Under no circumstances will any Underwriter be liable to the Company or to any Directed Securities Participant for any action taken or omitted to be taken in good faith in connection with such Directed Securities Program. To the extent that any Directed Securities are not affirmatively reconfirmed for purchase by a Directed Securities Participant on or immediately after the date of this Agreement, such Directed Securities may be offered to the public as part of the public offering contemplated herein.

3. Delivery and Payment. Subject to Section 10 hereof, delivery of and payment of the purchase price for the Underwritten Securities and the Option Securities (if the option described in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 a.m., Baltimore, Maryland time, on [                , 2004], or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, on the one hand, and the Company and the Selling Stockholders, as applicable, on the other hand, or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices (set forth on Schedule I hereto) of the Securities being sold by the Company and the Selling Stockholders, in proportion to the number of Securities sold by the Company and each such Selling Stockholder, to or upon the order of the Company and the Selling Stockholders, as applicable, by wire transfer payable in same-day funds to the respective accounts specified in writing to the Representatives by the Company and the Selling Stockholders, as applicable, in advance of the Closing Date. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The Selling Stockholders will pay all applicable transfer, stamp or similar taxes, if any, involved in the transfer to the several Underwriters of the Option Securities to be purchased by them from the Selling Stockholders and the respective Underwriters will pay any additional transfer, stamp or similar taxes involved in further transfers.

Subject to Section 10 hereof, if the option described in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date but on or before the thirtieth day after the date of the Prospectus, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, c/o Venable LLP at 8010 Towers Crescent Drive, Suite 300, Vienna, VA 22182, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices thereof, in proportion to the number of Option Securities sold by each such Selling Stockholder, to or upon the order of each such Selling Stockholder by wire transfer payable in same-day funds to the respective accounts specified in writing to the Representatives by the Selling Stockholders in advance of the Option Closing Date. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representatives on the Option Closing Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(a) The Company agrees with the several Underwriters that:

(i) Securities Act Compliance. The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the Execution Time, to become effective as promptly as practicable. Prior to the termination of the offering of the Securities, the Company will not file or distribute any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file or distribute any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Registration Statement shall have been filed with the Commission pursuant to Rule 462(b), (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) Amendments and Supplements. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any amended or supplemented Prospectus to you, without charge, in such quantities as you may reasonably request.

(iii) Earnings Statement. As soon as practicable, but not later than the Availability Date, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act. For purposes of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the date the Registration Statement became effective, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 60th day after the end of such fourth fiscal quarter.

(iv) Copies of Registration Statement and Prospectus. The Company will promptly furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus and the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. In furtherance, and not in limitation, of the foregoing, not later than 12:00 p.m. on the second Business Day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

(v) Blue Sky Compliance. The Company will arrange, if necessary, for the qualification or registration of the Securities for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or required to file such a consent. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(vi) Agreement Not to Offer or Sell Additional Securities. The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock (other than the Securities pursuant hereto) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction for a period of 180 days following the date of the Prospectus, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Prospectus and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, provided, that the holders of such options, warrants or Common Stock issued upon the exercise of such options or warrants, agree in writing not to sell, offer, dispose of or otherwise transfer any such options, warrants or Common Stock during such 180 day period without the prior written consent of the Representatives.

(vii) Compliance with Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(viii) No Price Stabilization or Manipulation. The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities.

(ix) Directed Securities Program. In connection with the Directed Securities Program, the Company will ensure that the Directed Securities will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; that the Representatives will notify the Company as to which participants will need to be so restricted; and that the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and that, should the Company release, or seek to release, from such restrictions any of the Directed Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(x) Payment of Expenses. The Company agrees to pay the costs, fees and expenses incident to the performance of its obligations hereunder, including (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of the Securities, including certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities (other than the Option Securities); (iv) the preparation, printing (or reproduction) and delivery of this Agreement, any Agreement Among Underwriters, Selected Dealer Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transfer agent’s and registrar’s fees and all miscellaneous expenses referred to in Part II of the Registration Statement; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities [and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show]; (x) the fees, expenses and disbursements of the Company’s accountants and counsel (including local and special counsel); (xi) the costs, fees and expenses of the Representatives incurred in connection with the proposed purchase and sale of the Securities up to a maximum of Fifty Thousand Dollars ($50,000) in the respective amounts set forth opposite each such Representative’s name on Schedule III hereto; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder (including costs incurred in closing the purchase of the Option Securities, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with “blue sky” qualifications and the NASD application.

(xi) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds” and shall report the use of proceeds as may be required under Rule 463 under the Securities Act.

(xii) Periodic Reporting Obligations. The Company shall file, on a timely basis, and in compliance with the Exchange Act and the Sarbanes-Oxley Act, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

(xiii) Future Reports to Representatives. During the period of five years hereafter, unless the Common Stock shall have been deregistered under the Exchange Act, the Company will furnish to the Representatives c/o Ferris, Baker Watts, Incorporated, 100 Light Street, 8th Floor, Baltimore, Maryland 21202, Attention: Richard K. Prins, Senior Vice President and Director Corporate Finance: (i) at the same time as distributed to the Company’s stockholders after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) at the same time as mailed to the Company’s stockholders, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(xiv) Statement Regarding Certain Events. If at any time during the 30-day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Representatives the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, the Company agrees to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such publication or event.

(xv) Listing. The Company will use its best efforts to maintain the listing of its Common Stock (including the Securities) on the Nasdaq National Market.

(xvi) Transfer Agent. The Company shall retain and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(xvii) Filing of Charter Amendment. Prior to the Closing Date, the Charter Amendment shall have been filed with the [Secretary of State] of the State of Kansas and shall have become effective in all respects.

(b) Each Selling Stockholder severally agrees with the several Underwriters that:

(i) Agreement Not to Offer or Sell Additional Securities. The Selling Stockholder will not, without the prior written consent of the Representatives offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any shares of capital stock of the Company (other than the Option Securities) or any securities convertible into, or exercisable, or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days following the date of the Prospectus, other than shares of Common Stock disposed of as bona fide gifts approved in advance in writing by the Representatives.

(ii) No Price Stabilization or Manipulation. Such Selling Stockholder will not take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities.

(iii) Disclosure of Material Information. Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling Stockholder.

(iv) The Selling Stockholder agrees to pay the costs and expenses relating to the preparation, printing, authentication, issuance and delivery of certificates for the Option Securities, including any stamp or transfer taxes in connection with the issuance and sale of the Option Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Option Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions:

(a) Effective Time; No Stop Order. If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. Baltimore, Maryland time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. Baltimore, Maryland time on such date or (ii) 9:30 a.m. on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. Baltimore, Maryland time on such date. If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b) or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by Rule 430A and such post-effective amendment shall have become effective. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall have been issued and in effect and no proceedings for that purpose shall have been instituted or threatened, and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Registration Statement; Compliance. The Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Securities Act and the regulations thereunder and in all respects shall conform to the requirements of the Securities Act and the regulations thereunder, the Company shall have complied in all respects with Rule 430A (if it shall have elected to rely thereon) and none of the Registration Statement or the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Opinion of Counsel for the Company. On the Closing Date and each Option Closing Date, the Representatives shall have received the favorable opinion of Shook Hardy & Bacon L.L.P., counsel for the Company, dated as of each such date with respect to the matters listed on Exhibit B hereto, in form and substance satisfactory to counsel for the Underwriters.

(d) Opinion of Counsel for the Underwriters. On the Closing Date and each Option Closing Date, the Representatives shall have received the favorable opinion of Venable LLP, counsel for the Underwriters, dated as of each such date, in form and substance satisfactory to the Representatives and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling such counsel to pass upon such matters.

(e) Officers’ Certificate. On the Closing Date and each Option Closing Date, the Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of each such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

(iv) they have reviewed the Registration Statement and the Prospectus and when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading and none of the Registration Statement, the Prospectus or any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

(f) Opinion of Counsel for the Selling Stockholders. On each Option Closing Date, the Representatives shall have received the favorable opinion of [            ], counsel for the Selling Stockholders, dated as of such date with respect to the matters listed on Exhibit C hereto, in form and substance satisfactory to counsel for the Underwriters.

(g) Selling Stockholders’ Certificate. The Selling Stockholders shall have furnished to the Representatives a certificate of the Selling Stockholders, signed by the Chairman of the Board or the President and the principal financial or accounting officer of each Selling Stockholder, if an entity, or each Selling Stockholder individually, as the case may be, dated the Option Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholders in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on such Option Closing Date and the Selling Stockholders have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such Option Closing Date.

(h) Accountants’ comfort Letter. The Company shall have requested and caused Grant Thornton, L.L.P., independent public or certified public accountants, to have furnished to the Representatives letters, at the Execution Time, dated as of such date, in form and substance satisfactory to the Representatives, addressed to the Underwriters (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) Bring-Down Comfort Letters. With respect to the letter or letters of Grant Thornton, L.L.P. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), on each of the Closing Date and each Option Closing Date, the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of such respective dates, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two Business Days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(j) No Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6, (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (iii) any material casualty loss or condemnation or other material adverse event with respect to any of the properties, (iv) any change in the capital stock, long-term debt or short-term borrowings of the Company and the Subsidiaries on a consolidated basis, other than as a result of scheduled payments and amortization of such obligations and repayments of debt from proceeds of the sale of the Underwritten Securities, (v) except as contemplated in the Prospectus, any dividend or distribution of any kind declared, paid or made by the Company or, except for dividends or distributions paid to the Company or Subsidiaries, any of the Subsidiaries on any class of capital stock or other equity interests or repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock or other equity interests, the effect of which, in any case referred to in clauses (i) through (v) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(k) No Material Actions or Proceedings. No action, suit or proceeding at law or in equity before or by any federal, state or other commission, court, board or administrative agency shall be pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus, other than as set forth therein, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

(l) Selling Stockholders’ Documents. At the Execution Time, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

(m) Further Assurances. Prior to the Closing Date with respect to the Underwritten Securities and prior to the Closing Date or the Option Closing Date, as applicable, with respect to the Option Securities, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) Listing. The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

(o) Lock Up Agreements. At the Execution Time, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each officer and director of the Company and each holder of the Common Stock or options, warrants or other securities convertible into or exchangeable for Common Stock addressed to the Representatives, and each such agreement shall be in full force and effect on the Closing Date and any Option Closing Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Option Securities, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 7, 8 and 12 through 19 shall at all times be effective and shall survive such termination. Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Venable LLP, counsel for the Underwriters, at 8010 Towers Crescent Drive, Suite 300, Vienna, VA 22182 on the Closing Date or the Option Closing Date, as applicable.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Ferris, Baker Watts, Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities up to the respective maximum amounts set forth opposite each such Underwriter’s name on Schedule III hereto. If the Company is required to make any payments to the Underwriters under this Section 7 because of the Selling Stockholders’ refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders, pro rata in proportion to the percentage of Option Securities to be sold by them, shall reimburse the Company on demand for all amounts so paid.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company and the Selling Stockholders contained herein, (iii) in whole or in part upon any failure of the Company or any of the Selling Stockholders to perform their obligations hereunder or under any domestic and foreign law or (iv) in whole or in part upon (A) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Securities Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any failure of any Directed Securities Participant to pay for and accept delivery of Directed Securities that the Directed Securities Participant has agreed to purchase, or (C) the Directed Securities Program, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of any

Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Don Early, one of the Selling Stockholders, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter set forth in subsections (i) and (ii) of Section 8(a) above, but only to the extent that Mr. Early had knowledge of facts giving rise to such indemnification obligation. Notwithstanding the foregoing, Mr. Early shall only so indemnify if the Underwriters exercise their option to purchase the Option Securities and any or all of Mr. Early’s shares of Common Stock are included among the Option Securities purchased by the Underwriters pursuant to such exercise. This indemnity agreement will be in addition to any liability which Mr. Early as a Selling Stockholder may otherwise have.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and Mr. Early, to the same extent as the foregoing indemnity to each Underwriter in Section 8(a) above, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholders acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the [                        ] paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that the Underwriters may otherwise have.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (x) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (y) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a) or (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, Mr. Early (if required to provide indemnification under Section 8(b) hereof) and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, Mr. Early and one or more of the Underwriters may be subject in accordance with this Section 8 in such proportion as is appropriate to reflect the relative benefits received by the Company, by Mr. Early and by the Underwriters from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) Mr. Early be responsible for any amount in excess of the amount set forth in paragraph (f) below. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, Mr. Early and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of Mr. Early and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations, subject to the same limitations set forth above. Benefits received by the Company and by Mr. Early shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the respective party, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Mr. Early and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) Notwithstanding anything to the contrary herein, the liability of Mr. Early under his representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited in the aggregate to an amount equal to the initial public offering price of the Option Securities sold by Mr. Early as a Selling Stockholder to the Underwriters pursuant to the offering of the Securities. The Company and Mr. Early may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders, and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, and with respect to the Option Securities, prior to delivery of and payment for such Option Securities if the Option Closing Date is a date other than the Closing Date, if at any time prior to such time (i) trading or quotation in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange, Nasdaq Stock Market or the American Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been established on any such exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by federal, Kansas, Maryland or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, terrorist act or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), (iv) in the judgment of the Representatives there shall have occurred an event that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholders, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholders or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 12 through 19 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing, effective only on receipt, and shall be mailed, delivered or telefaxed as follows:

If to the Underwriters:

Ferris, Baker Watts, Incorporated

100 Light Street

Baltimore, MD 21202

Facsimile: (410) 659-4632

Attention: Richard K. Prins, Senior Vice President, Director Corporate Finance

with a copy (which shall not constitute notice) to:

Venable LLP

8010 Towers Crescent Drive

Suite 300

Vienna, VA 22182

Facsimile: (703) 821-8949

Attention: Elizabeth R. Hughes, Esq. and Matthew B. Swartz, Esq.

If to the Company [or the Selling Stockholders]:

QC Holdings, Inc.

2812 West 47th Avenue

Kansas City, KS 66103

Facsimile: (913) 439-1170

Attention: Darrin Andersen, President

with a copy (which shall not constitute notice) to:

Shook, Hardy & Bacon L.L.P.

2555 Grand Boulevard

11th Floor

Kansas City, MO 64108

Attention: Craig L. Evans, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from the Underwriters merely by reason of such purchase.

14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed within the State of Maryland.

16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Agreement” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Availability Date” shall have the meaning ascribed thereto in Section 5(a)(iii) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Charter Amendment” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 3 hereof.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Company” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Consumer Protection Laws” shall have the meaning ascribed thereto in Section 1(a)(xxxvi) hereof.

“Custodian” shall have the meaning ascribed thereto in Section 1(b)(iv) hereof.

“Custody Agreement” shall have the meaning ascribed thereto in Section 1(b)(iv) hereof.

“Directed Securities” shall have the meaning ascribed thereto in Section 2(c) hereof.

“Directed Securities Participants” shall have the meaning ascribed thereto in Section 2(c) hereof.

“Directed Securities Program” shall have the meaning ascribed thereto in Section 2(c) hereof.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Environmental Laws” shall have the meaning ascribed thereto in Section 1(a)(xxvii) hereof.

“ERISA” shall have the meaning ascribed thereto in Section 1(a)(xxix) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCPA” shall have the meaning ascribed thereto in Section 1(a)(xxxi).

“Intellectual Property” shall have the meaning ascribed thereto in Section 1(a)(xxxvii) hereof.

“Investment Company Act” shall have the meaning ascribed thereto in Section 1(a)(x) hereof.

“Losses” shall have the meaning ascribed thereto in Section 8(e) hereof.

“Money Laundering Laws” shall have the meaning ascribed thereto in Section 1(a)(xxxii) hereof.

“NASD” shall have the meaning ascribed thereto in Section 1(a)(xi) hereof.

“OFAC” shall have the meaning ascribed thereto in Section 1(a)(xxxiii) hereof.

“Option Closing Date” any date on which Option Securities are purchased. In the event that the Option Securities are purchased on the Closing Date, then the Option Closing Date shall be the Closing Date.

“Option Securities” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Power of Attorney” shall have the meaning ascribed thereto in Section 1(b)(iv) hereof.

“Privacy Laws” shall have the meaning ascribed thereto in Section 1(a)(xxxv) hereof.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall have the meaning ascribed thereto in Section 1(a)(i) hereof.

“Representatives” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Rule 424”, “Rule 434”, “Rule 430A” and “Rule 462” refer to such rules under the Securities Act.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Stockholder(s)” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Subsidiaries” means each of the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

“UCC” shall have the meaning ascribed thereto in Section 1(b)(ii) hereof.

“Underwriters” shall have the meaning ascribed thereto in the Preamble to this Agreement.

“Underwritten Securities” shall have the meaning ascribed thereto in the Preamble to this Agreement.

[Signature Page Follows.]

[Signature Page to Underwriting Agreement.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours, QC HOLDINGS, INC.

By:
Name:
Title:

The Selling Stockholders named in Schedule II hereto, acting severally:

By:

Name:

Title:	Attorney-in-Fact

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Ferris, Baker Watts, Incorporated

JMP Securities LLC

By:	Ferris, Baker Watts, Incorporated

By:

Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriter	Number of Securities Purchased[2]	Price Per Share	Total Price
Ferris, Baker Watts, Incorporated
JMP Securities LLC

	Total:		Total:

2 Securities to be acquired on any Option Closing Date will be added to this table on such date.

SCHEDULE II

Selling Stockholder	Number of Option Securities	Price Per Share	Total Price

	Total:		Total:

SCHEDULE III

Representative	Expense Reimbursement

Ferris, Baker Watts, Incorporated

JMP Securities LLC

Total:	$50,000

EXHIBIT A

Form of Lock Up Agreement

EXHIBIT B

Form of Company Counsel’s Opinion

EXHIBIT C

Form of Selling Stockholders’ Counsel’s Opinion